UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, the Board of Directors of Ultratech, Inc. (the “Company”) appointed Michael C. Child to its Board of Directors (the “Board”).

There are no relationships or related transactions between the Company and Mr. Child that would be required to be reported under Section 404(a) of Regulation S-K. In connection with his appointment to the Board, Mr. Child will be compensated in accordance with the Company’s compensation arrangements for its non-employee Board members. The Company entered into an indemnification agreement with Mr. Child, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors and the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Form 8-K filed by the Company on January 30, 2009.

On April 17, 2012, the Company issued a press release announcing Mr. Child’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2012, the Company’s Board of Directors approved and adopted Amended and Restated Bylaws. The only amendment to the Bylaws was to change Section 3.2 of the Bylaws to replace the provision fixing size of the Board at seven members with a provision to the effect that the size of the Board shall be set from time to time by resolution of the Board of Directors. In connection with the appointment of Mr. Child to the Board, the Board of Directors has fixed the size of the Board at eight members. The new Amended and Restated Bylaws are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws.

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 17, 2012

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit	Description

3.1	Amended and Restated Bylaws.

99.1	Press release.